                                                                  EXHIBIT 10(a)



                        WOOD STREET FUNDING CORPORATION
                      c/o PNC Bank, National Association,
                              Administrative Agent
                                 One PNC Plaza
                                249 Fifth Avenue
                      Pittsburgh, Pennsylvania 15222-2707


August 16, 1996


Source One Mortgage Services Corporation
27555 Farmington Road
Farmington Hills, MI 48834

Attention:  Larry N. Ciofu, Treasurer

Re:  Uncommitted Credit Facility for Short-Term Loans

Ladies/Gentlemen:

  We are pleased to make available to you an uncommitted credit facility for general corporate purposes on the terms set forth in this letter (the "Letter Agreement").

  1. We agree to consider from time to time your requests that we make advances to you, on either an interest bearing or a discount basis ("Advances"), in an aggregate amount not to exceed at any one time outstanding the amount set forth on Schedule I hereto as the "Facility Amount", on the terms and conditions set forth below. This is not a committed line of credit and Advances hereunder, if any, shall be made by us in our sole discretion. Nothing contained herein or any other documents executed or delivered herewith shall be construed to obligate us to make any Advances. We shall have the right to refuse to make any Advances or terminate the credit facility at any time without prior notice to you. This Letter Agreement sets forth the procedures to be used in connection with your requests for our making of Advances to you from time to time on or prior to the termination hereof pursuant to paragraph 10 and, in the event that we make Advances to you hereunder, your obligations to us with respect thereto.

  2. The net amount of each Advance shall be in an amount at least equal to the amount set forth on Schedule I hereto as the "Minimum Advance Amount" and shall be made upon (i) your request to us by telephone, facsimile or letter, given by any of the persons listed on Exhibit A hereto or otherwise designed by you in writing ("Designated Persons"), that you wish to borrow money on a specified date, in a specified amount and for a specified term (which shall, in no event, be longer than the number of days set forth on Schedule I hereto as the "Maximum Term"); and (ii) our mutual agreement as to such date, amount and term and as to the interest rate per annum or, in the case of an Advance made on a discount basis, discount applicable to any such Advance. We shall





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be entitled to rely upon any instructions which we believe to have been given by a Designated Person. You hereby agree to indemnify and hold us harmless from and against any and all damages, losses, liabilities, costs and expenses (including fees and expenses of counsel) which may arise or be created by the acceptance of such requests or the making of such Advances. On the date of any such Advance, we will make such Advance available to you in same day funds by directing our managing agent to transfer or wire the net proceeds of such Advance to an account designated in writing by a Designated Person. Promptly after the date of each Advance, our managing agent will send you a written confirmation of such Advance and the amount and term thereof and the interest rate per annum or, in the case of an Advance made on a discount basis, discount applicable thereto. We will enter on our books and records, which entry when made will be presumed correct, the date and amount of each Advance, the interest rate (or as the case may be, the discount basis) and the term applicable thereto, as well as the date and amount of each payment made by you.

  3. Prior to the making of any Advance hereunder, you shall provide us with an executed copy of this Letter Agreement; evidence of the due authorization by you of the execution, delivery and performance by you of this Letter Agreement; and such other instruments as we shall reasonably require in form and substance satisfactory to us. Your agreement and acceptance of this Letter Agreement shall constitute a representation and warranty by you that (a) the execution, delivery and performance by you of this Letter Agreement has been duly authorized by all necessary corporate action and does not contravene any law, or any contractual or legal restrictions, applicable to you and (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery and performance or for the making of any Advance.

  4. Each request by you for an Advance shall constitute a representation and warranty by you, as of the making of such Advance and giving effect to the application of the proceeds therefrom, that (i) you shall have performed and complied with all agreements and conditions required hereunder, (ii) no condition or event shall exist which constitutes an Event of Default (as herein defined) or which, with the passage of time or the giving of notice or both, would constitute an Event of Default, (iii) such Advance when made will constitute your legal, valid and binding obligation, (iv) such Advance is being incurred, and will be repaid at maturity, in the ordinary course of your business out of the cash flow generated in the normal day-to-day conduct and operations of your business, and (v) no event has occurred and no circumstance exists as a result of which the information which you have provided to us in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained herein, in the light of the circumstances under which they were made, not misleading.





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  5. You hereby promise to pay to us or our order with respect to each Advance:

                (a) in the case of an Advance made on an interest bearing basis, the principal amount of such Advance made to you, on the date mutually agreed to by both parties at the time of such Advance as the maturity date thereto, together with interest on the principal amount of each Advance outstanding from time to time from and including the date on which such Advance is made until the maturity date of such Advance, at an interest rate per annum mutually agreed to by both parties at the time of such Advance, payable on the maturity date of such Advance; and

                (b) in the case of each Advance made on a discount basis to you, the stated or face amount of such Advance, on the date mutually agreed to by both parties at the time of such Advance as the maturity date thereof.

You shall have no right to prepay any unpaid principal amount of any Advance.

  6. If any Advance or other amount is not paid when due, you shall pay interest on such amount until it is paid in full at a rate per annum (the "Default Rate") equal to two percent (2%) above the PNC Bank Prime Rate but not more than the maximum rate allowed by law. As used herein, "PNC Bank Prime Rate" shall mean the rate publicly announced by PNC Bank, National Association ("PNC Bank") from time to time as its prime rate. The Prime Rate is determined from time to time by PNC Bank as a means of pricing some loans to its borrowers. The PNC Bank Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by PNC Bank to any particular class or category of customers. If and when the PNC Bank Prime Rate changes, the Default Rate will change automatically without notice to you, effective on the date of any such change. The Default Rate shall continue to apply whether or not judgment shall be entered herein.

  7. You shall make each payment hereunder in same day funds on or before 12:00 noon (eastern time) on the day when due in lawful money of the United States of America to Account No. 1001746466 maintained at PNC Bank, National Association, ABA # 043000096, Pittsburgh, Pennsylvania, Reference: Wood Street Funding Corporation, For further credit to Source One Mortgage Services Corporation. All computations of interest shall be made by us on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) elapsed.

  8. Whenever any payment to be made hereunder shall be otherwise due on a Saturday, a Sunday or other day of the year on which commercial banks are required or authorized to close in Pittsburgh, Pennsylvania (any other day being a "Business Day"), such payment shall be made on the next succeeding Business Day.





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  9. You agree that you will not apply the proceeds of any Advance to purchase or carry margin stock within the meaning of Regulation G or U issued by the Board of Governors of the Federal Reserve System.

  10. This Letter Agreement may be terminated at any time by either you or us by notice of such termination to the other party hereto, but no such termination shall affect your obligations with respect to the Advances hereunder outstanding at the time of such termination.

  11. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address specified on Schedule I hereto or to such other address as any party may give to the other in writing for such purpose.

  12. You may not assign your rights or obligations hereunder or any interest herein to any person. We may assign to one or more financial institutions or other entities all or any part of, or may grant participation to one or more financial institutions or other entities in or to all or any part of, any Advance or Advances hereunder without your consent and without notice to you. You hereby acknowledge that any public and non-public information provided by you to us or to PNC Bank may, without your consent, be provided to us, PNC Bank, any affiliate of PNC Bank, any prospective participant or assignee, any attorney, accountant, or other advisor advising us or PNC Bank; provided that, with respect to non-public information provided by you to any prospective participant or assignee, any such prospective participant or assignee shall be subject to a confidentiality agreement in form and substance acceptable to you. In addition, you acknowledge that we may, without your consent, disclose public and non-public information to any bank regulatory authority and any other person as required by law or order. We agree not to disclose any non-public information provided by you to any person except as provided herein.

  13. You agree to pay on demand all costs, expenses (including fees and expenses of counsel) and losses, if any, incurred by us in connection with the enforcement of this Letter Agreement.

  14. You agree to furnish us promptly with such financial statements or other information as we may reasonably request.

  15. If any of the following events (each, an "Event of Default") shall occur and be continuing: (a) you shall fail to pay any amount due hereunder when the same becomes due and payable; or (b) any material representation or warranty made by you (or any of your officers) in connection with any Advance or otherwise in connection herewith shall prove to have been false, erroneous or





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misleading in any material respect when made; or (c) you shall, without our prior written consent, merge or consolidate with or into, or convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) all or substantially all of your assets to, any person or entity; or (d) you shall fail to perform or observe any other material term, covenant or agreement in connection with any Advance or otherwise in connection herewith on your part to be performed or observed; (e) you shall fail to pay any principal of or premium or interest on any Material Debt (as that term is defined on Schedule I attached hereto), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt or any such Material Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (f) any material adverse change in your business, assets, operations, financial condition or results of operations; (g) the entry of a Material Final Judgment against you and your failure to discharge such Material Final Judgment within thirty days of the entry thereof; or (h) you shall generally not pay your debts as such debts become due, or shall admit in writing your inability to pay your debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against you seeking to adjudicate you as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of you or your debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for you or any substantial part of your property; or you shall take any corporate action to authorize any of the actions set forth above in this subsection (h); then, upon the occurrence of any such Event of Default, we may declare all amounts payable hereunder to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable; without presentment, demand, protest or further notice of any kind all of which you hereby expressly waive; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to you under the Federal Bankruptcy Code, all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by you.

  16. You agree that you will not institute against us or join any other person in instituting against us any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding,





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or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Commercial Paper issued by us is paid in full.

  17. At our option, we shall, upon notice that either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investor Service, Inc. has (i) lowered or downgraded your short term commercial paper or corporate bond or other short term rating of you, (ii) placed your securities on a watch list of securities singled out for surveillance, with either negative or developing implications or (iii) withdrawn its approval of you for inclusion in a Ratings Category, amend Schedule I hereof to provide for an amended "Facility Amount" and amended "Maximum Term".

  18. As long as you shall have any Advances outstanding, you agree that you will maintain a separate line of credit with a commercial bank, or several commercial banks in an unutilized aggregate amount equal to the amount of all outstanding Advances.

  19. Our obligations under this Letter Agreement are solely the corporate obligations of Wood Street Funding Corporation (the "Lender"). No recourse shall be had for the payment of any amount owing by the Lender hereunder or any other obligation or claim of or against the Lender arising out of or based upon this Letter Agreement against any stockholder, employee, officer, director or incorporator of the Lender or JH Management Corporation.

  20. You hereby forever waive presentment, protest, notice of dishonor and notice of nonpayment. In addition, no delay or omission by us in exercising any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power or any acquiescence therein nor shall our action or inaction impair any right or power hereunder.

  21. THIS LETTER AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES. You hereby irrevocably consent to the exclusive jurisdiction of any state or federal court located in Pittsburgh, Pennsylvania, and consent that all service of process be sent by nationally recognized overnight courier service directed to you at your address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained herein will prevent us from bringing any action, enforcing any award or judgment or exercising any rights against you individually, against any security or against any of your property within any other county, state or other foreign or domestic jurisdiction. You acknowledge and agree that the venue provided above is the most convenient forum for both parties. You waive any objection to venue and any objection based on a more convenient forum in any action instituted hereunder.





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  22.  No modification, amendment or waiver of any provision of this Letter
Agreement nor consent to any departure by you from the terms thereof, will in any event be effective unless the same is in writing and signed by us, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given. No notice to or demand made on you in any case will entitle you to any other or further notice or demand in the same, similar or other circumstance.

  23. This Letter Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

  24. This Letter Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

  If the terms of this Letter Agreement are satisfactory to you, please indicate your agreement and acceptance thereof by signing a counterpart of this Letter Agreement and returning it to us.

Agreed and Accepted:                    Very truly yours,

SOURCE ONE MORTGAGE SERVICES            WOOD STREET FUNDING CORPORATION
 CORPORATION


By: /s/ Larry N. Ciofu                  By:
   -------------------                     ----------------------------
Name:  Larry N. Ciofu                   Name:
Title:   Vice President                 Title:







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                                   SCHEDULE I
                                       to
                                Letter Agreement

                          dated as of August 16, 1996

                  between Wood Street Funding Corporation and

                    Source One Mortgage Services Corporation

  (i)  For the purpose of Sections 1 and 2 of the Letter Agreement:

           The "Facility Amount" is $25,000,000.

           The "Minimum Advance Amount" is $1,000,000.

           The "Maximum Term" is 100 days.

  (ii)  For the purpose of Section 12 of this Letter Agreement:

        The address for written communication to you is:

                    Source One Mortgage Services Corporation
                    27555 Farmington Road
                    Farmington Hills, MI 48834
                    Attention:  Larry N. Ciofu, Treasurer
                    Telephone:  (810) 488-7338
                    Fax:     (810) 488-7812

        The address for written communication to us is:

                    Wood Street Funding Corporation
                    c/o PNC Bank, National Association,
                    Administrative Agent
                    One PNC Plaza - Third Floor
                    249 Fifth Avenue
                    Pittsburgh, PA 15222-2707
                    Attention:  Linda Kann
                    Telephone:  (412) 762-7586
                    Fax:     (412) 762-9184

   (iii) For the purpose of Section 15 of this Letter Agreement, the term "Material Debt" means indebtedness (other than indebtedness incurred under this Letter Agreement) in an amount in excess of $25,000,000.

   (iv) For the purpose of Section 15 of this Letter Agreement, the term "Material Final Judgment" means a judgment for damages in excess of $5,000,000 for which all relief and all appeals have been exhausted and the time for seeking such relief and taking such appeals has expired.

   (v) For purposes of the Letter Agreement, instructions for wire transfer of funds to you are:





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                 Name of Bank:  ______________________________
                 Bank ABA Number:  ___________________________
                 Customer Number:  ___________________________
                 Reference:  _________________________________

                  (See Exhibit A)





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                                   EXHIBIT A
                                       to
                              the Letter Agreement

                          dated as of August 16, 1996

                 between Wood Street Funding Corporation and

                  Source One Mortgage Services Corporation


  For the purpose of Section 2 of the Letter Agreement, the "Designated Persons" are:

Name                                     Title
----                                     -----

Michael C. Allemang                      Executive Vice President/CFO/Secretary

Larry N. Ciofu                           Vice President

Sheila A. Joki                           Assistant Vice President

James J. Hill                            Department Manager





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                                   EXHIBIT A

SOURCE ONE MORTGAGE SERVICES CORPORATION

Wire Transfer Instructions:

Send Funds To:     Comerica Bank
                   Detroit, MI
                   Account Number:  1038017727
                   Account Name:    SOMSC
                   ABA Number:      072 000 096
                   Reference:       Wood Street





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                        AMENDED AND RESTATED SCHEDULE I
                              TO LETTER AGREEMENT
                          DATED AS OF AUGUST 16, 1996
                   BETWEEN WOOD STREET FUNDING CORPORATION
                AND SOURCE ONE MORTGAGE SERVICES CORPORATION

                  Effective Date of Schedule:  April 21, 1997

  (i)     For the purpose of Sections 1 and 2 of the Letter Agreement:

          The "Facility Amount" is $50,000,000.

          The "Minimum Advance Amount" is $1,000,000.

          The "Maximum Term" is 100 days.

  (ii)    For the purpose of Section 12 of this Letter Agreement:

          The address for written communication to you is:

             Source One Mortgage Services Corporation
             27555 Farmington Road
             Farmington Hills, MI 48834
             Attention:  Larry N. Ciofu, Treasurer
             Telephone:  (810) 488-7338
             Fax:     (810) 488-7812

          The address for written communication to us is:

             Wood Street Funding Corporation
             c/o PNC Bank, National Association,
              Administrative Agent
             One PNC Plaza - Third Floor
             249 Fifth Avenue
             Pittsburgh, PA 15222-2707
             Attention:  Linda Kann/Kelly Birch
             Telephone:  (412) 762-7586/(412) 762-7184
             Fax:        (412) 762-9184

   (iii) For the purpose of Section 15 of this Letter Agreement, the term "Material Debt" means indebtedness (other than indebtedness incurred under this Letter Agreement) in an amount in excess of $25,000,000.

    (iv) For the purpose of Section 15 of this Letter Agreement, the term "Material Final Judgment" means a judgment for damages in excess of $5,000,000 for which all relief and all appeals have been exhausted and the time for seeking such relief and taking such appeals has expired.





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  (v)  For purposes of the Letter Agreement, instructions for wire transfer of funds to you are:

                Name of Bank:  Comerica Bank - Detroit Michigan
                Bank ABA Number:  072-000-096
                Customer Number:  1038017727
                Reference:  Wood Street

Agreed to and Accepted:

SOURCE ONE MORTGAGE SERVICES        WOOD STREET FUNDING CORPORATION
 CORPORATION


By: /s/ Larry N. Ciofu              By:
    ------------------                 ----------------------------
Name: Larry N. Ciofu                Name:
                                         --------------------------
Title: Vice President               Title:
                                          -------------------------